SCHEDULE 14C

(RULE 14C-101)

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SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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BRIGHTHOUSE FUNDS TRUST I

(Name of Registrant As Specified in Its Charter)

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BRIGHTHOUSE FUNDS TRUST I

One Financial Center

Boston, Massachusetts 02111

January 30, 2018

Dear Contract Owner:

The accompanying information statement provides information about a change in the subadviser of Schroders Global Multi-Asset Portfolio II (formerly, Pyramis® Managed Risk Portfolio) (the “Portfolio”), a series of Brighthouse Funds Trust I (formerly, Met Investors Series Trust). Effective on December 15, 2017, Schroder Investment Management North America Inc. (“SIMNA Inc.”), along with its affiliate Schroder Investment Management North America Limited (“SIMNA Ltd.” and together with SIMNA Inc., “Schroders”), became subadviser to the Portfolio. In addition, the name of the Portfolio and the Portfolio’s principal investment strategies were changed at that time. For more information regarding these changes, please see the supplements dated December 5, 2017 and January 29, 2018 to the Portfolio’s prospectus dated May 1, 2017, attached as Exhibits 1 and 2 to the accompanying information statement. You are receiving the accompanying information statement because some or all of the value of your variable annuity or variable life insurance contract was invested in the Portfolio as of December 15, 2017.

The accompanying information statement is for your information only. You do not need to do anything in response to this information statement.

Sincerely,

Kristi Slavin
President
Brighthouse Funds Trust I

BRIGHTHOUSE FUNDS TRUST I

Schroders Global Multi-Asset Portfolio II

(formerly, Pyramis® Managed Risk Portfolio)

One Financial Center

Boston, Massachusetts 02111

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available online at

www.brighthousefinancial.com/variablefunds

The primary purpose of this Information Statement is to provide you with information about a change of the subadviser to Schroders Global Multi-Asset Portfolio II (formerly, Pyramis® Managed Risk Portfolio) (the “Portfolio”), a series of Brighthouse Funds Trust I (formerly, Met Investors Series Trust) (the “Trust”). Effective December 15, 2017, Schroder Investment Management North America Inc. (“SIMNA Inc.”), along with its affiliate Schroder Investment Management North America Limited (“SIMNA Ltd.” and together with SIMNA Inc., “Schroders”) replaced FIAM LLC (“FIAM”) as subadviser to the Portfolio. This Information Statement is being mailed beginning on or about February 1, 2018 to the Portfolio’s Contract Owners of record as of the close of business on December 15, 2017 (the “Record Date”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The Trust’s most recent annual and semiannual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-638-7732.

Brighthouse Investment Advisers, LLC (formerly, MetLife Advisers, LLC) (“BIA”) serves as investment adviser to the Portfolio pursuant to a management agreement dated August 4, 2017 between the Trust and BIA (the “Management Agreement”). Prior to August 4, 2017, BIA served as the Portfolio’s investment adviser pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and BIA relating to the Portfolio, which terminated automatically upon the change in control of BIA resulting from the separation of BIA from its former parent company, MetLife, Inc., on August 4, 2017 (the “Separation”). Brighthouse Securities, LLC (the “Distributor”), an affiliate of BIA, serves as the distributor to the Trust. Prior to March 6, 2017, the Trust’s distributor was MetLife Investors Distribution Company (“MLIDC”). For the fiscal year ended December 31, 2017, the Portfolio paid to MLIDC and the Distributor fees in the amount of $363,995 and $1,863,350, respectively, pursuant to a distribution agreement for Class B shares. BIA is located at One Financial Center Boston, Massachusetts 02111. The Distributor is located at 11225 North Community House Road, Charlotte, North Carolina 28277. State Street Bank and Trust Company is the administrator of the Trust and is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), requires that all agreements under which persons serve as investment advisers or investment subadvisers to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and BIA (the “Order”) that generally permits BIA, subject to certain conditions, and without the approval of shareholders, to: (a) employ a new investment subadviser for the Portfolio pursuant to the terms of a new investment subadvisory agreement, in each case either as a replacement for an existing subadviser or as an additional subadviser; (b) change the terms of any investment subadvisory agreement in a way that would otherwise require the approval of shareholders; and (c) continue the employment of an existing subadviser on the same subadvisory contract terms where a contract has been terminated because of an assignment of the contract, including, potentially, a change in control of the subadviser. The Portfolio’s Board of Trustees must approve any new subadvisory agreements implemented in reliance on the Order. The Portfolio may not rely on the Order with respect to subadvisers that are affiliated with BIA. One of the conditions of the Order is that within ninety days after entering into a new or amended investment subadvisory agreement with a new subadviser without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the Order.

THIS INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

Prior to December 15, 2017, FIAM served as subadviser to the Portfolio pursuant to an investment subadvisory agreement dated August 4, 2017, by and between BIA and FIAM (the “Previous Subadvisory Agreement”). At an in-person meeting of the Board of Trustees of the Trust (the “Board”) held on November 28-30, 2017 (the “November Meeting”), the Board (including a majority of Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust, BIA, FIAM, Schroders or the Distributor (the “Independent Trustees”)) approved a new investment subadvisory agreement between BIA and Schroders with respect to the Portfolio, which took effect as of December 15, 2017 (the “New Subadvisory Agreement”). FIAM had informed BIA that, effective December 31, 2017, there would be a change to the portfolio management team for the Portfolio. In light of the expected change and other considerations, BIA and the Board determined that it would be in the best interests of the Portfolio’s shareholders to terminate FIAM as subadviser and for Schroders to serve as the Portfolio’s subadviser, effective December 15, 2017.

In connection with the appointment of Schroders as subadviser to the Portfolio, the Portfolio’s principal investment strategies were changed such that the Portfolio would be managed with the same principal investment strategies as those of Schroders Global Multi-Asset Portfolio, another series of the Trust for which Schroders serves as subadviser, and the Portfolio’s name was changed from Pyramis® Managed Risk Portfolio to Schroders Global Multi-Asset Portfolio II. In connection with these changes, the investment structure of the Portfolio was changed from a “fund of funds” structure to a structure whereby the Portfolio invests directly in underlying securities. In connection with the implementation of these changes, the Portfolio’s fees and expenses also changed. These changes included a decrease in fees and expenses incurred indirectly as a result of the Portfolio’s investments in shares of underlying funds, which was partially offset by an increase in the effective advisory fee under the New Subadvisory Agreement, resulting in an overall reduction in the Portfolio’s total expenses. At the November Meeting, the Board also approved a proposal to merge the Portfolio with and into Schroders Global Multi-Asset Portfolio, in order to enhance operational efficiency by combining two Portfolios managed by the same investment team using the same investment objectives and strategies.

In connection with the appointment of Schroders as subadviser to the Portfolio, the Previous Subadvisory Agreement was terminated as of December 15, 2017, and as of that date, FIAM no longer served as subadviser to the Portfolio. As discussed below, there are various differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement. As with the Previous Subadvisory Agreement, the

Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. BIA continues to serve as the Portfolio’s investment adviser pursuant to the Management Agreement between the Trust and BIA relating to the Portfolio.

The Portfolio’s initial shareholder approved a subadvisory agreement with respect to the Portfolio on April 19, 2013 in connection with the initial appointment of Pyramis Global Advisors, LLC (a predecessor to FIAM) as subadviser to the Portfolio (the “Pre-Separation Subadvisory Agreement”). Prior to August 4, 2017, FIAM served as the Portfolio’s subadviser pursuant to the Pre-Separation Subadvisory Agreement, which terminated automatically upon the Separation. The terms of the Pre-Separation Subadvisory Agreement were identical to the Previous Subadvisory Agreement. Unless otherwise noted, all references to the Previous Subadvisory Agreement in this Information Statement include the Pre-Separation Subadvisory Agreement.

As a result of the approval of the New Subadvisory Agreement, effective December 15, 2017, Schroders replaced FIAM as the subadviser to the Portfolio. Supplements to the Portfolio’s Summary Prospectus, Prospectus and Statement of Additional Information were filed to reflect the change of subadviser. Unless otherwise noted in the supplements, all references to FIAM with respect to the Portfolio in the Summary Prospectus, Prospectus, and Statement of Additional Information, as amended, relating to the Portfolio were replaced with Schroders, as appropriate.

II.	The Previous and New Subadvisory Agreements

The Previous Subadvisory Agreement

The Previous Subadvisory Agreement provided that it would remain in effect for a period of one year from the effective date and would continue in effect for successive periods of one year thereafter only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Portfolio specifically approved its continuance at least annually. The Previous Subadvisory Agreement could be terminated at any time, without the payment of any penalty, by the Board, by BIA, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to FIAM or by FIAM upon ninety days’ prior written notice to BIA, or upon shorter notice as mutually agreed upon. The Previous Subadvisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between BIA and the Trust was terminated for any reason.

The Previous Subadvisory Agreement also generally provided that absent willful misconduct, bad faith, reckless disregard or gross negligence of FIAM in the performance of any of its duties or obligations under the Previous Subadvisory Agreement, FIAM would not be liable for any act or omission in the course of, or connected with, rendering services under the Previous Subadvisory Agreement.

Under the Previous Subadvisory Agreement, BIA paid a subadvisory fee to FIAM, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.15% on all assets. For the period during fiscal year ended December 31, 2017 for which FIAM acted as subadviser to the Portfolio, BIA paid FIAM $1,273,081 in aggregate subadvisory fees with respect to the Portfolio.

The Previous Subadvisory Agreement was last approved by the Board, including by a separate vote of the Independent Trustees, at a meeting held on November 15-16, 2016.

The New Subadvisory Agreement

The New Subadvisory Agreement for the Portfolio with respect to Schroders is attached as Exhibit 3 to this Information Statement. The material differences in the terms of the New Subadvisory Agreement and the Previous Subadvisory Agreement are described below under “Material Differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement.”

The New Subadvisory Agreement provides that it will remain in effect for a period of one year from the effective date, and thereafter for successive periods of one year only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Portfolio, specifically approves its continuance at least annually. The New Subadvisory Agreement can be terminated at any time, without the payment of any penalty, by the Board, by BIA, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to Schroders or by Schroders upon ninety days’ prior written notice to BIA, or upon shorter notice as mutually agreed upon. The New Subadvisory Agreement will also terminate automatically in the event of its assignment or in the event that the Management Agreement between BIA and the Trust is assigned or terminated for any reason.

The New Subadvisory Agreement also generally provides that absent willful misconduct, bad faith, reckless disregard or gross negligence of Schroders in the performance of any of its duties or obligations under the New Subadvisory Agreement, Schroders will not be liable for any act or omission in the course of, or connected with, rendering services under the New Subadvisory Agreement.

Subadvisory Fee

Under the New Subadvisory Agreement, BIA pays a subadvisory fee to Schroders, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.37% on the first $250 million of such assets, 0.34% on the next $500 million of such assets, 0.31% on the next $500 million of such assets, 0.28% on the next $500 million of such assets, and 0.25% on such assets over $1.75 billion.

Schroders also serves as subadviser to another series of the Trust, Schroders Global Multi-Asset Portfolio. The Portfolio and Schroders Global Multi-Asset Portfolio are managed in a substantially similar way, and the Board approved a proposal to merge the two portfolios at the November meeting (the “Proposed Merger”). For information regarding Schroders Global Multi-Asset Portfolio, or to receive a free copy of the prospectus/proxy statement relating to the Proposed Merger once the registration statement relating to the Proposed Merger has become effective, please call 800-638-7732 or visit www.brighthousefinancial.com/variablefunds. The prospectus/proxy statement (when available) will contain important information about portfolio objectives, strategies, fees, expenses and risk considerations. The prospectus/proxy statement will also be available for free on the SEC’s website (www.sec.gov).

In anticipation of the Proposed Merger, Schroders has agreed to calculate its subadvisory fees from December 16, 2017 through April 30, 2018 based on the cumulative assets of the Portfolio and Schroders Global Multi-Asset Portfolio and to allocate those fees among the two Portfolios by assets. This voluntary subadvisory fee concession may be terminated by Schroders at any time. In addition, effective December 15, 2017, BIA has contractually agreed to waive a portion of its management fee through at least December 31, 2018 to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to Schroders Investment Management North America Inc. and the subadvisory fee previously payable by BIA to FIAM under the Previous Subadvisory Agreement. This arrangement may be earlier modified or discontinued only with the approval of the Board.

For the fiscal year ended December 31, 2017, BIA paid FIAM $1,273,081 in aggregate subadvisory fees with respect to the Portfolio under the Previous Subadvisory Agreement. If the New Subadvisory Agreement had been in effect during the same period of the fiscal year ended December 31, 2017, the fee payable by BIA to Schroders would have been $2,917,884 (without giving effect to the voluntary fee concession described above). The difference between such amounts is $1,644,803, which represents an increase of 129%. However, as of December 15, 2017, the Portfolio’s total net portfolio operating expenses decreased due to a reduction in acquired fund fees and expenses. Prior to Schroders’ appointment as subadviser, FIAM invested the Portfolio’s assets in Fidelity mutual funds, which charged a fee, and accounted for 0.47% of the Portfolio’s total annual portfolio operating expenses for fiscal year-ended December 31, 2016, whereas over the same time period acquired fund fees and expenses accounted for 0.01% of the total annual portfolio operating expenses of Schroders Global Multi-Asset Portfolio.

As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fees under the New Subadvisory Agreement. Under the Management Agreement between the Trust and BIA relating to the Portfolio, a standby advisory fee schedule was established in the event that the Portfolio converted from a “fund of funds” structure to a conventional direct investment structure. The standby advisory fee schedule, which provides for a higher effective advisory fee, was triggered by the changes to the Portfolio’s investment structure in connection with the termination of FIAM and the appointment of Schroders as subadviser to the Portfolio. However, the increase in the effective advisory fee rate was offset by a larger decrease in fees and expenses incurred indirectly as a result of the Portfolio’s investments in shares of underlying funds. In summary, while the effective advisory fee will increase for the Portfolio under the New Subadvisory Agreement, as a result of the decrease in acquired fund fees and expenses, it is expected that there will be an overall reduction in total expenses of the Portfolio under the New Subadvisory Agreement.

Effective Date

The New Subadvisory Agreement was approved by the Board, including by a separate vote of the Independent Trustees, at the November Meeting, and its effective date was as of December 15, 2017.

Material Differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement

Below is a summary description of other material differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement, in addition to those described above (e.g., subadviser, subadvisory fee).

The Previous Subadvisory Agreement obligated BIA to indemnify and hold harmless FIAM against any and all losses, claims, damages, liabilities or litigation arising out of or based on: (i) any willful misconduct, bad faith, reckless disregard or gross negligence of BIA in the performance of any of its duties or obligations under the agreement; (ii) any failure by BIA to properly notify FIAM of changes to the registration statement or any charter requirements; or (iii) any untrue statement or the omission of a material fact in the Portfolio’s disclosure documents or other materials known to BIA which was required to be stated or necessary to make the statements not misleading, unless such statement or omission was made in reliance upon information furnished by FIAM. Under the New Subadvisory Agreement, BIA extends to Schroders all the same indemnifications, excluding (ii).

In addition, the New Subadvisory Agreement includes provisions for which there were no comparable provisions under the Previous Subadvisory Agreement, including provisions:

•

obligating Schroders to use best efforts to obtain for the Portfolio the best execution available and bear in mind the Portfolio’s best interest at all times while considering factors Schroders deems relevant in the selection of brokers, dealers or other execution agents and the placing of orders for the Portfolio;

•

permitting the Board of Trustees or BIA to direct Schroders to effect transactions in the Portfolio’s holdings through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment;

•	obligating Schroders to maintain procedures and provide certifications and reports regarding the use of derivatives;

•

requiring Schroders to perform quarterly diversification testing of the Portfolio as part of a complete portfolio compliance testing program and report the results within 30 days of each calendar quarter-end;

•	recognizing that SIMNA Inc. engaged SIMNA Ltd. to perform investment advisory services for the Portfolio; and

•

permitting Schroders or its affiliates to enter into investment advisory, administration or other agreements with such other entities that include the name Schroders or any derivative or abbreviation thereof as part of their name.

III.	Board Considerations

In considering the New Subadvisory Agreement, the Board reviewed a variety of materials provided by BIA and Schroders relating to the Portfolio, including comparative fee and expense information, performance information for the Portfolio’s proposed revised strategy, and other information regarding the nature, extent and quality of services to be provided by Schroders under the New Subadvisory Agreement. The Independent Trustees assessed a report provided by the Board’s independent consultant, who reviewed and provided analyses regarding investment performance, fees, and other information provided by, or at the direction of, BIA and Schroders, as more fully discussed below.

The Board acknowledged that BIA recommended that Schroders assume sub-advisory responsibility for the Portfolio pursuant to the same principal investment strategies as those of Schroders Global Multi-Asset Portfolio, which is also a series of the Trust and is also sub-advised by Schroders, and that the Portfolio be renamed Schroders Global Multi-Asset Portfolio II. The Board also approved the reorganization of the Portfolio, subject to shareholder approval, with and into the Schroders Global Multi-Asset Portfolio effective on or about May 1, 2018.

The Board acknowledged that the Portfolio will change from, in part, an investment structure whereby the Portfolio invests in underlying funds to an investment structure whereby the Portfolio will invest primarily in a portfolio of underlying securities. The Board considered that, in implementing this change, the fees and expenses of the Portfolio will also change. In particular, the Board considered that the effective advisory fee will increase for the Portfolio under the New Subadvisory

Agreement; however, the Board also considered that, as a result of the decrease in fees and expenses that the Portfolio incurs indirectly as a result of its investments in shares in underlying funds, there would be an overall reduction in total expenses of the Portfolio.

The Independent Trustees were separately advised by independent legal counsel throughout the process, and met with independent legal counsel in executive session. Prior to voting to approve the New Subadvisory Agreement at the November Meeting, the Independent Trustees also received a memorandum from their independent counsel discussing the legal standards for their consideration of the proposed initial approval of the New Subadvisory Agreement. The Board received a presentation from BIA regarding the Portfolio during the November Meeting at which representatives of BIA responded to questions from the Independent Trustees. The Independent Trustees also discussed the proposed initial approval of the New Subadvisory Agreement in executive session with their independent legal counsel at which no representatives of management were present.

Information furnished and reviewed specifically in connection with the approval process included, but was not limited to, a report prepared by JDL Consultants, LLC (“JDL”), an independent consultant to the Independent Trustees (“JDL Report”), which examined the comparative fees and performance of Schroders. Also, the Board reviewed the responses to wide-ranging questions relating to the business, operations and performance of Schroders that Schroders had prepared specifically for the approval process.

In considering whether to approve the New Subadvisory Agreement, the Board reviewed and analyzed the factors it deemed relevant, including: (1) the nature, extent and quality of the services to be provided to the Portfolio by Schroders; (2) Schroders’ personnel and operations; (3) the financial condition of Schroders; (4) the level and method of computing the Portfolio’s proposed sub-advisory fees; (5) any “fall-out” benefits to BIA, Schroders and their affiliates (i.e., ancillary benefits realized by BIA, Schroders or their affiliates from BIA’s or Schroders’ relationship with the Trust); (6) the anticipated effect of growth in size on the Portfolio’s performance and expenses; (7) fees paid by any comparable accounts; and (8) possible conflicts of interest. The Board also considered the nature, quality, and extent of the services to be provided to the Portfolio by BIA’s affiliates. The Board did not identify any single factor as controlling, and the Trustees generally attributed different weights to various factors for the Portfolio.

Nature, extent and quality of services. With respect to the services to be provided by Schroders, the Board considered, among other things, information provided to the Board by Schroders. The Board considered Schroders’ current level of staffing and its overall resources, as well as its compensation program. The Board reviewed Schroders’ history and investment experience, as well as information regarding the qualifications, background and responsibilities of Schroders’ investment and compliance personnel who would be providing services to the Portfolio. The Board also considered Schroders’ compliance program and any disciplinary history. The Board also took into account Schroders’ risk assessment and monitoring process. The Board noted Schroders’ regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and amelioratory actions undertaken, as appropriate. The Board also noted that the CCO and his staff would conduct regular, periodic compliance reviews with Schroders and present reports to the Independent Trustees regarding the same, which would include evaluating the regulatory compliance system of Schroders and procedures reasonably designed by Schroders to help assure compliance with the federal securities laws, including best execution, fair value pricing, and proxy voting procedures, among others. The Board also took into account the financial condition of Schroders. Based on the information provided to the Board and its discussions with the CCO, the Board approved the Rule 38a-1 compliance policies and procedures as they relate to the Portfolio.

The Board considered Schroders’ investment process and philosophy. The Board took into account that Schroders’ responsibilities would include the development and maintenance of an investment program for the Portfolio which would be consistent with the Portfolio’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also reviewed Schroders’ brokerage policies and practices.

Performance. The Board took into account the proposed revisions to the investment strategy of the Portfolio such that the Portfolio will be managed to the same principal investment strategies as those of the Schroders Global Multi-Asset Portfolio, and the Board noted the comparable performance information for the Schroders Global Multi-Asset Portfolio.

Fees and Expenses. The Board gave consideration to the proposed sub-advisory fees payable under the New Subadvisory Agreement. In addition, the Independent Trustees, with the assistance of JDL, also examined the proposed fees to be paid to Schroders in light of fees paid to the prior sub-adviser and the method of computing the Portfolio’s proposed fee.

The Board noted that the sub-advisory fee for the Portfolio would be paid by BIA, not the Portfolio, out of the advisory fee, and that, in the case of Schroders, which is unaffiliated with BIA, BIA negotiates the fee at arm’s length. The Board considered that Schroders had agreed to calculate its sub-advisory fee from December 16, 2017 through April 30, 2018 based on the cumulative assets of the Portfolio and the Schroders Global Multi-Asset Portfolio. The Board also took into account the proposed revisions to the investment strategy of the Portfolio such that the Portfolio will be managed to the same principal investment strategies as those of the Schroders Global Multi-Asset Portfolio and that the Portfolio will change from, in part, an investment structure whereby the Portfolio invests in underlying funds to an investment structure whereby the Portfolio will invest primarily in a portfolio of underlying securities. The Board considered that, in implementing this change, the fees and expenses of the Portfolio will also change. In particular, the Board considered that the effective advisory fee will increase for the Portfolio under the New Subadvisory Agreement; however, the Board also considered that, as a result, in part, of the decrease in fees and expenses that the Portfolio incurs indirectly as a result of its investments in shares in underlying funds, there would be an overall reduction in total expenses of the Portfolio.

The Board further noted that, in order for contractholders to benefit from this sub-advisory fee concession effective December 15, 2017, BIA had agreed to waive a portion of its advisory fee to achieve the same net advisory fee rate for the Portfolio and Schroders Global Multi-Asset Portfolio reflecting the aggregation of assets. The Board further considered the amount of the sub-advisory fee to be paid out by BIA and the amount of the management fees that it would retain in light of the services performed by the Schroders and BIA, respectively.

Profitability. Each year, in connection with the Board’s review of the advisory agreement with BIA, the Board considered the costs of the services provided and the profits realized by BIA from its relationship with the Portfolio. The Board acknowledged the arms-length nature of the relationship between BIA and Schroders with respect to the negotiation of the sub-advisory fee rate on behalf of the Portfolio, and that BIA, and not the Portfolio, was responsible for paying the fee under the New Subadvisory Agreement. As such, the Board did not consider the anticipated profitability to Schroders from its sub-advisory services to the Portfolio.

Economies of scale. The Board also considered the probable effect of the Portfolio’s growth in size on its performance and fees. The Board noted that Schroders’ sub-advisory fee contains breakpoints that reduce the fee rate above specified asset levels. The Board also considered the fact that the Portfolio’s fee levels decline as portfolio assets increase. The Board also generally noted that if the Portfolio’s assets increase over time, the Portfolio may realize other economies of scale if assets increase proportionally more than certain other fixed expenses. The Board noted management’s discussion of the Portfolio’s advisory fee structure.

Other factors. The Board considered other benefits that may be realized by Schroders and its affiliates from their relationship with the Trust, including the opportunity to provide sub-advisory services to additional portfolios of the Trust and reputational benefits.

The Board considered possible conflicts of interest in the form of material benefits or detriments to the Trust resulting from the nature of the Trust’s and the Schroders’ affiliations and the services that are provided to the Trust, and the manner in which such conflicts were mitigated.

IV.	The Subadviser

Schroder Investment Management North America Inc. (“SIMNA Inc.”) is the subadviser to the Portfolio, along with its affiliate, Schroder Investment Management North America Limited (“SIMNA Ltd.” and together with SIMNA Inc., “Schroders”). Schroders’ principal address is 7 Bryant Park, New York, New York 10018. Schroders, through its predecessors, has been an investment manager since 1962, and serves as investment adviser to mutual funds and a broad range of institutional investors. Schroders plc, Schroders’ ultimate parent, located at 31 Gresham Street, London EC2V 7QA, is a global asset management company with approximately $490.7 billion under management as of December 31, 2016. Schroder Investment Management North America Inc., located at 7 Bryant Park New York, NY 10018-3706, is 100% directly owned by SUSHI (Schroder U.S. Holdings Inc.), which is an indirect, wholly owned subsidiary of Schroders plc.

Johanna Kyrklund, Head of Multi-Asset Investments, Michael Hodgson, Head of Structuring, Philip Chandler, Multi-Asset Portfolio Manager, and Angus Sippe, Multi-Asset Portfolio Manager are jointly and primarily responsible for the day-to-day management of the Portfolio.

Following is a list of the directors and principal executive officers of Schroders and their principal occupations. The address of each SIMNA Inc. person listed, unless otherwise noted, is: c/o 7 Bryant Park, New York, New York 10018. The address of each SIMNA Ltd. person listed, unless otherwise noted, is: c/o 31 Gresham Street, London, EC2V 7QA.

Directors of SIMNA Inc.

Name	Principal Occupation at SIMNA Inc.
Karl Franklin Dasher	Director, Chairman
Mark Anthony Hemenetz	Director
Henry Philip	Director
Marc Mayer	Director
Patricia Woodridge	Secretary
Janice McCann	Assistant Secretary
Carin Muhlbaum	Assistant Secretary

Officers of SIMNA Inc.

Name	Principal Occupation at SIMNA Inc.
Karl Franklin Dasher	Chief Executive Officer
Mark Anthony Hemenetz	Chief Operating Officer
Joseph Bertini	Compliance Officer
Ryan Chelf	Assistant Secretary

Directors of SIMNA Ltd.

Name	Principal Occupation at SIMNA Ltd.
Angus Robert Lockhart Bogle	Director
Paul James Chislett	Director
Karl Franklin Dasher	Director
Christopher Neil Taylor	Director
Schroder Corporate Services Limited	Secretary

Schroders acts as investment adviser or subadviser to the following mutual funds that have investment objectives similar to those of the Portfolio:

	AS OF NOVEMBER 30, 2017
Name of Comparable Fund	Fee Schedule (as a % of average daily net assets)	Account Type	Assets under Management
Schroders Global Multi-Asset Portfolio[1]	0.38% on $0 - $100 million 0.36% on $100 million- $250 million 0.34% on $250 million- $750 million 0.32% on $750 million- $1.5 billion 0.30% on excess over $1.5 billion	Sub-Advisory	$1,227,945,945.91

SA Schroders VCP Global Allocation Portfolio	0.38% on $0 - $250 million 0.36% on $250 million - $500 million 0.32% on $500 million - $1.5 billion 0.30% on excess over $1.5 billion	Sub-Advisory	$592,284,433.76

[1]

In anticipation of the Proposed Merger, Schroders has agreed to calculate its subadvisory fees from December 16, 2017 through April 30, 2018 based on the cumulative assets of the Portfolio and Schroders Global Multi-Asset Portfolio and to allocate those fees among the two Portfolios by assets. In addition, effective December 15, 2017, Schroders has voluntarily agreed to reduce the subadvisory fee schedule applicable to Schroders Global Multi-Asset Portfolio to 0.37% on the first $250 million, 0.34% on the next $500 million, 0.31% on the next $500 million, 0.28% on the next $500 million, and 0.25% on such assets over $1.75 billion. These voluntary subadvisory fee concessions may be terminated by Schroders at any time.

V.	Changes in the Portfolio’s Investment Style and Changes in the Portfolio’s Risks

Under Schroders’ management, the investment objective of the Portfolio has changed from “total return,” to “capital appreciation and current income.” There are also changes to the Portfolio’s principal investment strategies and principal risks under Schroders’ management. Please see the supplement dated December 5, 2017 to the Portfolio’s prospectus dated May 1, 2017, attached as Exhibit 1 to this Information Statement for more information.

VI.	Portfolio Transactions

Subject to the supervision of BIA and the Trustees of the Trust, Schroders is responsible for decisions to buy and sell securities for its account and for the placement of its portfolio business with broker-dealers and the negotiation of commissions, if any, paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange. Certain equity securities are traded in the over-the-counter market. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. This does not mean that the lowest available brokerage commission will be paid. Although from time to time the Portfolio might pay a commission on a transaction involving a fixed-income security, transactions involving fixed-income securities are typically conducted directly with a dealer or other counterparty (principal transaction), and no commission is paid.

Generally, Schroders only places Portfolio transactions with a broker that it believes is financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates or prices which, when combined with the quality of the foregoing services, will produce best execution for the transaction. In negotiating commission rates, Schroders will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such information. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.

When more than one broker satisfies Schroders’ criteria for placing a particular order, Schroders may place the order with a broker that provides brokerage and research services. Schroders may cause the Portfolio to pay a broker that provides brokerage and research services an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount another broker would have charged for effecting the same portfolio transaction. Schroders must determine in good faith that such higher commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker viewed in terms of that particular transaction or Schroders’ overall responsibilities to the Portfolio and its other clients. Schroders’ authority to cause the Portfolio to pay a higher commission is subject to the brokerage policies the Board of Trustees of the Trust may adopt from time to time.

The Board has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct BIA to cause Schroders to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the Management Agreement (“Directed Brokerage”). The Trustees will review the levels of Directed Brokerage for the Portfolio on a quarterly basis.

VII.	Portfolio’s Ownership Information

As of the Record Date, the total number of Class B shares of the Portfolio outstanding was 74,834,439.65.

Metropolitan Life Insurance Company, New England Life Insurance Company, Brighthouse Life Insurance Company, Brighthouse Life Insurance Company of NY, Metropolitan Tower Life Insurance Company, and General American Life Insurance Company, and their respective affiliates (individually an “Insurance Company” and collectively the “Insurance Companies”), are the record owners, through their separate accounts, of all of the Portfolio’s shares.

As of the Record Date, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust’s knowledge, no person, as of the Record Date, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio’s shares.

VIII.	Shareholders Sharing the Same Address

As permitted by law, only one copy of this Information Statement may be delivered to Contract Owners residing at the same address, unless such Contract Owners have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy of this Information Statement, please contact the Trust by writing to the Trust at One Financial Center, Boston, Massachusetts 02111, or by calling 1-800-638-7732. The Trust will then promptly deliver, upon request, a separate copy of this Information Statement to any Contract Owner residing at an address to which only one copy was mailed. Contract Owners wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and Contract Owners sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

Exhibit 1

Supplement to Prospectus Dated December 5, 2017

BRIGHTHOUSE FUNDS TRUST I

SUPPLEMENT DATED DECEMBER 5, 2017

TO THE

PROSPECTUS DATED MAY 1, 2017, AS SUPPLEMENTED

PYRAMIS® MANAGED RISK PORTFOLIO

The Board of Trustees of Brighthouse Funds Trust I (the “Trust”) has approved a change of subadviser for the Pyramis® Managed Risk Portfolio (the “Portfolio”) from FIAM LLC (“FIAM”) to Schroder Investment Management North America Inc. (“SIMNA Inc.”), along with its affiliate Schroder Investment Management North America Limited (“SIMNA Ltd.” and together with SIMNA Inc., “Schroders”), to be effective on or about December 15, 2017, pursuant to a new subadvisory agreement between the Trust’s investment adviser, Brighthouse Investment Advisers, LLC (“BIA”), and SIMNA Inc. FIAM had informed BIA that, effective December 31, 2017, there would be a change to the portfolio manager for the Portfolio. In light of this expected change, BIA and the Board of Trustees of the Trust (the “Board”) have determined that it would be in the best interests of the Portfolio’s shareholders for Schroders to serve as the Portfolio’s subadviser, effective December 15, 2017. In connection with this change, BIA has also recommended to the Board, and the Board has approved, conforming the non-fundamental investment policies of the Portfolio to those of Schroders Global Multi-Asset Portfolio, a series of the Trust, and changing the Portfolio’s name to Schroders Global Multi-Asset Portfolio II, effective December 15, 2017.

Accordingly, effective on or about December 15, 2017, the name of the Portfolio will change to Schroders Global Multi-Asset Portfolio II, and, unless noted otherwise below, all references to the former name of the Portfolio contained in the Prospectus will change to the Portfolio’s new name and references to FIAM contained in the Prospectus will change to Schroders. The Insurance Companies (as defined in the Prospectus) may temporarily continue to refer to FIAM as the Portfolio’s subadviser and to the Portfolio by its original name in their forms and communications until such documents can be revised.

The Board has also approved a proposal to merge the Portfolio with and into Schroders Global Multi-Asset Portfolio (the “Acquiring Portfolio”), in order to enhance operational efficiency by combining two Portfolios managed by the same investment team using the same investment objectives and strategies. More information about the Acquiring Portfolio and the definitive terms of the proposed merger will be included in proxy materials.

The proposed merger is subject to certain conditions, including approval by shareholders of the Portfolio. It is currently anticipated that proxy materials regarding the proposed merger will be distributed to owners of the variable annuity contracts or variable life insurance policies, as applicable, that are shareholders of the Portfolio in early 2018, and that a meeting of shareholders to consider the merger proposal will be held in the first half of 2018. If approved by shareholders, the proposed merger is expected to be completed on or about May 1, 2018.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of the Acquiring Portfolio, nor is it a solicitation of any proxy. For information regarding the Acquiring Portfolio, or to receive a free copy of the prospectus/proxy statement relating to the proposed merger once the registration statement relating to the proposed merger has with the Securities and Exchange Commission (“SEC”) has become effective, please call 800-638-7732 or visit www.brighthousefinancial.com/variablefunds. The prospectus/proxy statement (when available) will contain important information about portfolio objectives, strategies, fees, expenses and risk considerations. The prospectus/proxy statement will also be available for free on the SEC’s website (www.sec.gov). Please read the prospectus/proxy statement carefully before making any decision to invest or when considering the merger proposal.

In connection with the changes described above, the following changes to the Portfolio’s Prospectus are effective on or about December 15, 2017:

All references to “Underlying Portfolio” or “Underlying Portfolios” are deleted.

In the Portfolio Summary, the section entitled “Investment Objective” is deleted in its entirety and replaced with the following:

Investment Objectives

Seeks capital appreciation and current income.

In the Portfolio Summary, in the section entitled “Portfolio Turnover,” the first, second, third, fourth and sixth sentences are deleted in their entirety and replaced with the following:

The Portfolio pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs. These costs, which are not reflected in annual portfolio operating expenses or in the Example, affect the Portfolio’s performance.

In the Portfolio Summary, the information in the section entitled “Principal Investment Strategies” is deleted in its entirety and replaced with the following:

The Portfolio’s subadviser, Schroder Investment Management North America Inc. (“SIMNA Inc.” or “Subadviser”), along with its affiliate, Schroder Investment

Management North America Limited (“SIMNA Ltd.” and together with SIMNA Inc., “Schroders”) pursues the Portfolio’s investment objective through a flexible asset allocation approach driven by thematic and tactical ideas. The Portfolio also employs various techniques to seek to control portfolio volatility.

Schroders allocates the Portfolio’s investments among asset classes in response to changing market, economic, and political factors and events that Schroders believes may affect the value of the Portfolio’s investments. The Portfolio invests in globally diverse equity and fixed income securities and may invest in U.S., non-U.S. and emerging market issuers. The Portfolio may also invest up to 10% of its total assets in any combination of the following alternative asset classes: emerging market equities, emerging market debt, high yield debt (commonly known as “junk bonds”), commodities, Treasury Inflation-Protected Securities (“TIPS”) and real estate securities.

The Portfolio is expected, under normal circumstances, to have a strategic asset allocation to global equities in the range of 40%-70% (the “Equity Component”), fixed income securities in the range of 20%-50% (the “Fixed Income Component”), and alternative assets (as described above) to a maximum of 10% (the “Alternatives Component”) and cash and cash equivalents in the range of 0%-20%. The allocation will be dynamically adjusted within these ranges as market conditions change; however, the net equity or fixed income exposures could fall below their minimums when the volatility cap mechanism is triggered (as described below). Combined investments in the Equity Component and any emerging market equities in the Alternative Component are limited to 70% of the Portfolio’s assets at the time of investment.

Schroders reviews each asset class on an ongoing basis to determine whether it provides the opportunity to enhance performance or to reduce risk. Schroders makes use of fundamental macro research and proprietary asset allocation models to aid the asset allocation decision making process. When making these allocation decisions Schroders considers a common set of drivers (e.g. valuation, cyclical and sentiment) and a range of time horizons (e.g. shorter-term tactical, medium-term thematic and longer-term structural). By adjusting investment exposure among the various asset classes in the Portfolio, Schroders seeks to reduce overall portfolio volatility and mitigate the effects of extreme market environments, while continuing to pursue the Portfolio’s investment objective.

The Portfolio may invest in any type of equity or fixed income security, including common and preferred stocks, warrants and convertible securities, mortgage-backed securities, asset-backed securities and government and corporate bonds. The Portfolio may invest in securities of companies across the capitalization spectrum, including smaller capitalization companies, and the Portfolio may also invest in exchange-traded funds (“ETFs”). The Portfolio also may invest in commodities or investments intended to provide exposure to one or more commodities or securities indices, currencies, and real estate-related securities. The Portfolio is expected to be highly diversified across industries, sectors, and countries. Schroders may sell securities when it believes that they no longer offer attractive potential future returns compared to other investment opportunities or that they present undesirable risks, or to limit losses on securities that have declined in value.

In selecting securities for the Equity Component, Schroders analyzes company fundamentals of value, quality, growth stability and financial strength. This approach seeks to maximize the Portfolio’s exposure to stocks having a higher probability of good performance—and avoid or underweight stocks with a higher probability of poor performance.

The Fixed Income Component consists of investment grade fixed and floating rate securities. In selecting securities for the Fixed Income Component, Schroders exploits the asymmetric risks of the credit premium through downside risk management. Schroders accomplishes this through detailed credit analysis that uses the firm’s fundamental research to gain a full perspective of the issuer and its capital structure.

Schroders will seek to limit the annual total volatility of the Portfolio to 10% (excluding any contribution to volatility from exposure to Interest Rate Derivatives, defined below). Volatility is a statistical measurement of the magnitude of up and down fluctuations in the value of a financial instrument or index over time. High volatility may result from rapid and dramatic price swings. To the extent that adequate volatility management cannot be obtained through asset allocation, Schroders will systematically employ a volatility cap mechanism which seeks to limit the Portfolio’s volatility. In seeking to limit the Portfolio volatility, Schroders expects to use liquid equity and fixed income futures as the principal tools to reduce market exposure in the Portfolio. While Schroders attempts to manage the Portfolio’s volatility exposure to stabilize performance, there can be no assurance that the Portfolio will achieve the targeted volatility.

The Portfolio may make substantial use of derivatives. Schroders may seek to obtain, or reduce, exposure to one or more asset classes through the use of exchange-traded or over-the-counter derivatives, such as futures contracts, interest rate swaps, total return swaps, credit default swaps, options (puts and calls) purchased or sold by the Portfolio, and structured notes. The Portfolio may use derivatives for a variety of purposes, including: as a hedge against adverse changes in the market price of securities, interest rates, or currency exchange rates; as a substitute for purchasing or selling securities; to increase the Portfolio’s return as a non-hedging strategy that may be considered speculative; and to manage portfolio characteristics.

The Portfolio will also make use of an interest rate overlay that: (1) will use a combination of interest rate swaps, interest rate futures and/or total return swaps (“Interest Rate Derivatives”) and (2) in combination, will have an effective notional value (meaning the fixed face value, rather than the market value, of these instruments) equal to approximately 30% of the Portfolio’s net assets under normal market conditions. The percentage of the Portfolio’s net assets represented by Interest Rate Derivatives within the interest rate overlay may change in different market environments, but is normally expected to stay within the range of approximately 25% to 35% of net assets. Schroders expects these instruments to provide additional diversification and balance the sources of risk in the Portfolio. Under certain market conditions, however, the investment performance of the Portfolio may be less favorable than it would be if the Portfolio did not make use of the interest rate overlay. Schroders anticipates that under normal market conditions the Interest Rate Derivatives within the interest rate overlay will have an effective maturity of approximately 10 years.

For more information about these derivatives investments, please see “Investment Strategies and Risks” in the Statement of Additional Information. Separate to the strategic asset allocation, the Portfolio will maintain a portion of its assets in cash and cash equivalents, which will serve as margin or collateral for the Portfolio’s obligations under derivative transactions.

In the Portfolio Summary, in the section entitled “Principal Risks,” the second paragraph is deleted in its entirety and replaced with the following:

The value of your investment in the Portfolio may be affected by one or more of the following risks, which are described in more detail in “Principal Risks of Investing in the Portfolio” in the Prospectus, any of which could cause the Portfolio’s return, the price of the Portfolio’s shares or the Portfolio’s yield to fluctuate.

In the Portfolio Summary, in the section entitled “Principal Risks,” the clause “Other direct principal risks of investing in the Portfolio also include:” and the clause “Indirect principal risks of investing in the Portfolio (direct principal risks of investing in the Underlying Portfolios include:” are deleted in their entirety.

In the Portfolio Summary, in the section entitled “Principal Risks,” the first sentence under each of the headings “Derivatives Risk,” “Market Risk,” “Interest Rate Risk,” ”Credit and Counterparty Risk,” “Foreign Investment Risk” and “Portfolio Turnover Risk” is deleted in its entirety.

In the Portfolio Summary, in the section entitled “Principal Risks,” information related to “Focused Investment Risk,” “Underlying Portfolio Risk,” “Market Capitalization Risk,” “Leveraging Risk” and “Investment Style Risk” is deleted in its entirety.

In the Portfolio Summary, in the section entitled “Principal Risks,” information related to “Short Sales and Short Position Risk” is deleted in its entirety and replaced with the following:

Short Position Risk. The Portfolio will incur a loss from a short position if the value of the reference instrument increases after the time the Portfolio entered into the short position. Short positions generally involve a form of leverage, which can exaggerate the Portfolio’s losses, and also may involve credit and counterparty risk. A portfolio that enters into a short position may lose more money than the actual cost of the short position and its potential losses may be unlimited if the portfolio does not own the reference instrument and it is unable to close out of the short position. Any gain from a short position will be offset in whole or in part by the transaction costs associated with the short position.

In the Portfolio Summary, in the section entitled “Principal Risks,” the following disclosure is added:

Investment Company and Exchange-Traded Fund Risk. An investment in an investment company or ETF involves substantially the same risks as investing directly in the underlying securities. An investment company or ETF may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the Portfolio’s performance. The Portfolio must pay its pro rata portion of an investment company’s or ETF’s fees and expenses. Shares of a closed-end investment company or ETF may trade at a premium or discount to the net asset value of its portfolio securities.

Tax Risk. In order to qualify for the special tax treatment accorded a regulated investment company (“RIC”) and its shareholders, the Portfolio must derive at least 90% of its gross income for each taxable year from “qualifying income,” meet certain asset diversification tests at the end of each taxable quarter, and meet annual distribution requirements. The Portfolio’s pursuit of its investment strategies will potentially be limited by the Portfolio’s intention to qualify for such treatment and could adversely affect the Portfolio’s ability to so qualify. The Portfolio can make certain investments, the treatment of which for these purposes is unclear. If, in any year, the Portfolio were to fail to qualify for the special tax treatment accorded a RIC and its shareholders, and were ineligible to or were not to cure such failure, the Portfolio would be taxed in the same manner as an ordinary corporation subject to U.S. federal income tax on all its income at the fund level. The resulting taxes could substantially reduce the Portfolio’s net assets and the amount of income available for distribution. In addition, in order to requalify for taxation as a RIC, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions. Please see the Statement of Additional Information for more information.

Credit Default Swap Risk. Credit default swaps may increase credit and counterparty risk (depending on whether the Portfolio is the buyer or seller of the swaps), and they may in some cases be illiquid. Credit default swaps also may be difficult to value, especially in the event of market disruptions. Credit default swap transactions in which the Portfolio is the seller may require that the Portfolio sell portfolio securities when it may not be advantageous to do so in order to satisfy its obligations or to meet segregation requirements.

In the Portfolio Summary, the following disclosure is added at the end of the first paragraph of the section entitled “Past Performance”:

Effective December 15, 2017, Schroders became the subadviser to the Portfolio. Investment performance prior to that date is attributable to the former investment subadviser to the Portfolio.

In the Portfolio Summary, the disclosure regarding the Portfolio’s subadviser and portfolio managers in the section entitled “Management” is deleted in its entirety and replaced with the following:

Subadviser. Schroders is the subadviser to the Portfolio.

Portfolio Managers. Johanna Kyrklund, Head of Multi-Asset Investments, Michael Hodgson, Head of Structuring, Philip Chandler, Multi-Asset Portfolio Manager, and Angus Sippe, Multi-Asset Portfolio Manager, have managed the Portfolio since December 2017.

In the section “Understanding the Trust,” the second paragraph under the heading “Understanding the Information Presented in this Prospectus” is deleted in its entirety and replaced with the following:

Expenses. Unless otherwise noted, the expense information shown is based on expenses incurred during the Portfolio’s most recently completed fiscal period, expressed as a percentage of the Portfolio’s average daily net assets over that period. Because the Portfolio’s asset size changes daily in response to market volatility and purchase and redemption activity, the expense information shown has not been adjusted to reflect the Portfolio’s current asset size. The Portfolio’s annual operating expenses and its asset size will likely vary from year to year and may vary materially. In general, the Portfolio’s annual operating expenses will increase as the Portfolio’s assets decrease and decrease as the Portfolio’s assets increase.

In the section “Principal Risks of Investing in the Portfolio,” the clause “Other direct principal risks of investing in the Portfolio include:” and the clause “Indirect principal risks of investing in the Portfolio (direct principal risk of investing in the Underlying Portfolios) include:” are deleted in their entirety.

In the section entitled “Principal Risks of Investing in the Portfolio,” the first sentence under each of the headings “Derivatives Risk,” “Market Risk,” “Interest Rate Risk,” ”Credit and Counterparty Risk,” “Foreign Investment Risk” and “Portfolio Turnover Risk” is deleted in its entirety.

In the section “Principal Risks of Investing in the Portfolio,” the subsections “Focused Investment Risk,” “Underlying Portfolio Risk,” “Market Capitalization Risk,” “Leveraging Risk” and “Investment Style Risk” are deleted in their entirety.

In the section “Principal Risks of Investing in the Portfolio,” information related to “Short Sales and Short Position Risk” is deleted in its entirety and replaced with the following:

Short Position Risk. The Portfolio may enter into a short position through several means, including futures contracts, swap agreements and other derivative positions. A portfolio may enter into a short position with respect to a reference instrument when it expects the value of the reference instrument to decline. The Portfolio will incur a loss if the value of the reference instrument increases after the time the Portfolio entered into the short position. This loss may be equal to the increase in the value of the reference instrument from the time that the short position was opened plus any transaction costs associated with the short position. Short positions generally involve a form of leverage, which can exaggerate the Portfolio’s losses, and also may involve credit and counterparty risk, such as the risk that the third party to the short position may fail to honor its contractual obligations to the Portfolio, causing a loss to the Portfolio. A portfolio that enters into a short position may lose more money than the actual cost of the short position and its potential losses may be unlimited if the Portfolio does not own the reference instrument and it is unable to close out of the short position. Any gain from a short position will be offset in whole or in part by the transaction costs associated with the short position. In addition, the Portfolio’s short positions may limit its ability to benefit fully from increases in the relevant securities markets.

In the section “Principal Risks of Investing in the Portfolio,” the following disclosure is added:

Investment Company and Exchange-Traded Fund Risk

Investments in open-end and closed-end investment companies and exchange traded funds, or ETFs, involve substantially the same risks as investing directly in the instruments held by these entities. However, the total return from such investments will be reduced by the operating expenses and fees of the investment company or ETF. An investment company or ETF may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the Portfolio’s performance. The Portfolio must pay its pro rata portion of an investment company’s or ETF’s fees and expenses. Shares of a closed-end investment company or ETF may trade at a premium or discount to the net asset value of its portfolio securities depending on a variety of factors, including market supply and demand.

Tax Risk

In order to qualify for the special tax treatment accorded a regulated investment company (“RIC”) and its shareholders, the Portfolio must derive at least 90% of its gross income for each taxable year from “qualifying income,” meet certain asset diversification tests at the end of each taxable quarter, and meet annual distribution requirements. The Portfolio’s pursuit of its investment strategies will potentially be limited by the Portfolio’s intention to qualify for such treatment and could adversely affect the Portfolio’s ability to so qualify. The Portfolio can make certain investments, the treatment of which for these purposes is unclear. If, in any year, the Portfolio were to fail to qualify for the special tax treatment accorded a RIC and its shareholders, and were ineligible to or were not to cure such failure, the Portfolio would be taxed in the same manner as an ordinary corporation subject to U.S. federal income tax on all its income at the fund level. The resulting taxes could substantially reduce the Portfolio’s net assets and the amount of income available for distribution. In addition, in order to requalify for taxation as a RIC, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.

Credit Default Swap Risk

Credit default swap contracts, a type of derivative, involve special risks and may result in losses to the Portfolio. Credit default swaps may in some cases be illiquid, and they may increase credit and counterparty risk (depending on whether the Portfolio is the buyer or seller of the swaps). Where the Portfolio buys a credit default swap, the Portfolio has exposure to both the issuer of the referenced obligation and the counterparty to the credit default swap. If the Portfolio’s Subadviser is incorrect in its assessment of the issuer of the referenced obligation, the investment performance of the Portfolio may be less favorable than it would have been if the Portfolio had not entered into a credit default swap contract.

As there is no central exchange or market for credit default swap transactions, they may be difficult to trade or value, especially in the event of market disruptions. Developments in the swap market, including potential government regulation, could adversely affect the Portfolio’s ability to terminate existing credit default swap agreements or to realize amounts to be received under such agreements.

When the Portfolio is the seller of a credit default swap contract, the Portfolio effectively adds leverage to its portfolio because, in addition to its total assets, the

Portfolio would be subject to investment exposure on the notional amount of the swap. Credit default swap transactions in which the Portfolio is the seller may require that the Portfolio sell portfolio securities when it may not be advantageous to do so in order to satisfy its obligations or to meet segregation requirements.

To mitigate counterparty risk, the Portfolio will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness. To mitigate leveraging risk when the Portfolio is the seller of a credit default swap contract, the Portfolio will segregate or “earmark” liquid assets in an amount equal to the full notional amount of the swap (less any amounts owed to the Portfolio from the buyer of the swap). Although segregation of assets will ensure that the Portfolio has assets available to satisfy its obligations with respect to the swap transaction and will limit any potential leveraging of the Portfolio’s portfolio, it will not limit the Portfolio’s exposure to loss from the swap transaction.

In the section entitled “Additional Information About the Portfolio’s Investment Strategies,” the subsection “Understanding the Portfolio” is deleted in its entirety.

In the section entitled “Additional Information About the Portfolio’s Investment Strategies,” the following is added before “Cash Management Strategies”:

Selling Portfolio Securities

The Portfolio’s Subadviser may, at its discretion, sell a portfolio security to take advantage of more attractive investment opportunities, when it no longer meets the criteria used to implement the Portfolio’s investment strategy, when the Portfolio must meet redemptions or for other reasons.

In the section entitled “Additional Information About the Portfolio’s Investment Strategies,” the subsection “Portfolio Turnover” is deleted in its entirety and replaced with the following:

The Portfolio may engage in active and frequent trading of portfolio securities in an attempt to achieve its investment objectives. Derivative instruments and instruments with a maturity of one year or less at the time of acquisition are excluded from the calculation of the Portfolio’s portfolio turnover rate that is reported in the Portfolio Summary. If these instruments were included in that calculation, the Portfolio would have a high portfolio turnover rate (typically in excess of 100%).

In the section entitled “Additional Information About the Portfolio’s Investment Strategies—The Adviser,” the third paragraph is deleted in its entirety.

In the section entitled “Additional Information About Management,” the subsection “Contractual Waiver Arrangement” is deleted in its entirety and replaced with the following:

Voluntary Fee Waiver

Effective December 15, 2017, BIA has voluntarily agreed to waive a portion of its investment advisory fee to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to Schroders and the subadvisory fee previously payable by BIA to the former investment subadviser to the Portfolio. This voluntary advisory fee waiver may be terminated by BIA at any time.

In the subsection entitled “Additional Information About Management – The Subadviser,” the third, fourth, fifth, sixth and seventh paragraphs are deleted in their entirety and replaced with the following:

BIA pays the Subadviser a fee based on the Portfolio’s average daily net assets. The Portfolio is not responsible for the fees paid to the Subadviser. For the year ended December 31, 2016, BIA paid to the Portfolio’s former subadviser an investment subadvisory fee of 0.15% of the Portfolio’s average daily net assets.

SCHRODER INVESTMENT MANAGEMENT  NORTH AMERICA INC., 7 Bryant Park, New York, NY 10018, serves as the Subadviser to the Portfolio, along with its affiliate, Schroder Investment Management North America Limited. Schroders, through its predecessors, has been an investment manager since 1962, and serves as investment adviser to mutual funds and a broad range of institutional investors. Schroders plc, Schroders’ ultimate parent, is a global asset management company with approximately $490.7 billion under management as of December 31, 2016.

The following individuals are responsible for managing the Portfolio:

Johanna Kyrklund is the Head of Multi-Asset Investments. She has been responsible for the Portfolio since its inception in 2012 and has been with Schroders since 2007. She is a member of the Global Asset Allocation Committee, and is responsible for investment on behalf of North American, U.K. and European Multi-Asset clients.

Michael Hodgson is the Head of Structuring. He has been responsible for the Portfolio since its inception in 2012 and has been with Schroders since 2011. Prior to joining Schroders, he was at ABN AMRO Bank NV / Royal Bank of Scotland NV from 2004 to 2010 where he was Global Head of Equity Derivatives Structuring and Head of Fund Derivatives Trading and Structuring.

Philip Chandler is a Multi-Asset Portfolio Manager. He has been responsible for the Portfolio since its inception in 2012 and has been with Schroders since 2003. He is responsible for investment on behalf of North American Multi-Asset clients.

Angus Sippe is a Multi-Asset Portfolio Manager. He has been responsible for the Portfolio since May 2017 and has been with Schroders since 2009. He is a member of the Inflation, Duration and Equity risk premia research teams. He is responsible for investment on behalf of North American Multi-Asset clients.

In the subsection entitled “Your Investment—Shareholder Information,” information related to “Fund of Funds Structure” is deleted in its entirety.

In the subsection entitled “Your Investment—Sales and Purchases of Shares,” information related to “Risks Associated with Disruptive Trading Generally” is deleted in its entirety and replaced with the following:

Risks Associated With Disruptive Trading Generally

While the Trust will try to detect and deter Disruptive Trading by utilizing the procedures described above, these procedures may not be successful in identifying or deterring Disruptive Trading. Contract owners that engage in Disruptive Trading activities may dilute the value of shares held by long-term investors. Cash flow volatility resulting from Disruptive Trading, especially involving large dollar amounts, may disrupt the portfolio manager’s ability to manage the Portfolio’s assets. Disruptive Trading may make it difficult for the Portfolio to implement its long-term investment strategies, for example by causing the Portfolio to maintain a higher level of its assets in cash to accommodate trading. Disruptive Trading may also cause disruption if it forces the Portfolio to sell portfolio securities at inopportune times to raise cash to accommodate redemption requests. In addition, Disruptive Trading may increase portfolio expenses. For example, the Portfolio may be forced to liquidate investments and thereby incur increased brokerage costs and realization of taxable capital gains without attaining any investment advantage. All of these factors may adversely affect performance.

Associated with an investment in a portfolio that itself invests in securities that are, for example, thinly traded, traded infrequently, or relatively less liquid, is the risk that the current market price for the securities may not accurately reflect current market values. A market timer may seek to engage in strategies designed to take advantage of these pricing differences (“price arbitrage”) and thereby dilute the returns of long-term investors. Portfolios that may be adversely affected by price arbitrage include those portfolios that invest significantly in small cap equity securities and in certain fixed-income securities, such as high yield bonds (commonly known as “junk bonds”).

If the Portfolio invests significantly in foreign securities, it may be particularly susceptible to strategies designed to exploit pricing inefficiencies. This is because foreign securities are typically traded on markets that close well before the time the Portfolio calculates its net asset value (typically at 4:00 p.m. Eastern Time), which gives rise to the possibility that developments may have occurred in the interim that would affect the value of these securities. The time zone differences among international stock markets can allow a market timer engaging in certain strategies to exploit differences in portfolio share prices that are based on closing prices of foreign securities established some time before the Portfolio calculates its own share price (a type of price arbitrage referred to as “time zone arbitrage”). As discussed more fully below, the Trust has procedures, referred to as fair value pricing, that allow the Trust to adjust closing market prices of foreign securities to reflect what is believed to be the fair value of those securities at the time the Portfolio calculates its net asset value. While there is no assurance, the Portfolio expects that the use of fair value pricing will reduce a market timer’s ability to engage in time zone arbitrage to the detriment of the Portfolio’s shareholders.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS FOR FUTURE REFERENCE

Exhibit 2

Supplement to Prospectus Dated January 29, 2018

BRIGHTHOUSE FUNDS TRUST I

SUPPLEMENT DATED JANUARY 29, 2018

TO THE

PROSPECTUS DATED MAY 1, 2017, AS SUPPLEMENTED

SCHRODERS GLOBAL MULTI-ASSET PORTFOLIO II

(FORMERLY, PYRAMIS® MANAGED RISK PORTFOLIO)

The following changes to the Prospectus of Schroders Global Multi-Asset Portfolio II (formerly, Pyramis® Managed Risk Portfolio) are effective immediately:

In the Portfolio Summary, the table entitled “Annual Portfolio Operating Expenses” is deleted in its entirety and replaced with the following:

Class B
Management Fee	0.80%
Distribution and/or Service (12b-1) Fees	0.25%
Other Expenses *	0.05%
Acquired Fund Fees and Expenses *, 1	0.01%

Total Annual Portfolio Operating Expenses	1.11%
Fee Waiver [2]	(0.19%)

Net Operating Expenses	0.92%

*	These expenses have been restated to reflect current fees.

[1]

Amounts shown have been restated to reflect the restructuring of the Portfolio on December 15, 2017. Prior to that date, substantially all of the Portfolio’s assets were invested in shares of other registered investment companies advised by Fidelity Investments, and the Portfolio’s Acquired Fund Fees and Expenses for the year ended December 31, 2016 were 0.47%.

[2]

Effective December 15, 2017, Brighthouse Investment Advisers, LLC (“BIA”) has contractually agreed through at least December 31, 2018 to reduce the Management Fee for the Portfolio to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to Schroder Investment Management North America Inc. and the subadvisory fee previously payable by BIA to the former investment subadviser to the Portfolio. This arrangement may be modified or discontinued prior to December 31, 2018 only with the approval of the Board of Trustees of the Portfolio.

In the Portfolio Summary, the disclosure in the section entitled “Example” is deleted in its entirety and replaced with the following:

The following Example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Portfolio for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year, that the Portfolio’s operating expenses remain the same and that all fee waivers for the Portfolio will expire after one year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class B	$94	$336	$596	$1,340

In the subsection entitled “Additional Information About Management – The Adviser,” the following is added as the third paragraph:

In the event that the Portfolio primarily invests its assets directly in investment securities or in shares of registered investment companies other than those offered by Fidelity Investments, as is currently the case, BIA will receive monthly compensation at an annual rate of 0.80% of average daily net assets.

In the section entitled “Additional Information About Management,” the subsection “Voluntary Fee Waiver” is deleted in its entirety and replaced with the following:

Contractual Fee Waiver

Effective December 15, 2017, BIA has contractually agreed through at least December 31, 2018 to waive a portion of its investment advisory fee to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to Schroders and the subadvisory fee previously payable by BIA to the former investment subadviser to the Portfolio. This arrangement may be modified or discontinued only with the approval of the Board of Trustees of the Portfolio.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE

PROSPECTUS FOR FUTURE REFERENCE

Exhibit 3

Investment Subadvisory Agreement

AGREEMENT made as of this 15th day of December, 2017, by and between Schroder Investment Management North America Inc., a Delaware corporation (the “Subadviser”), and Brighthouse Investment Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as investment manager of Brighthouse Funds Trust I (the “Trust”), a statutory trust which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”) pursuant to an advisory agreement of even date herewith, as amended from time to time (the “Management Agreement”); and

WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Schroders Global Multi-Asset Portfolio II (the “Portfolio”); and

WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Adviser in performing investment advisory services for the Portfolio; and

WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.    Employment of the Subadviser. The Adviser hereby employs the Subadviser, subject to the supervision of the Adviser, to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio or the Trust in any way. The Subadviser may execute account documentation, fund subscription documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Subadviser receives express agreement and consent of the

Adviser and/or the Board of Trustees to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose the Subadviser shall act as the Adviser’s and the Trust’s agent and attorney-in-fact.

Copies of the Trust’s Registration Statement or Articles of Incorporation and Bylaws (collectively, the “Charter Documents”), each as currently in effect, have been or will be delivered to the Subadviser. The Adviser agrees, on an ongoing basis, to notify the Subadviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio as promptly as practicable and to provide to the Subadviser as promptly as practicable copies of all amendments and supplements to the Registration Statement and amendments to the Charter Documents. The Adviser will promptly provide the Subadviser with any procedures applicable to the Subadviser adopted from time to time by the Trust’s Board of Trustees and agrees to promptly provide the Subadviser copies of all amendments thereto.

The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably requested by the Subadviser to perform its responsibilities pursuant to this Agreement. The Adviser shall reasonably cooperate with the Subadviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement.

2.    Obligations of and Services to be Provided by the Subadviser. The Subadviser undertakes to provide the following services to the Portfolio and to assume the following obligations:

a.	The Subadviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Adviser, subject to and in accordance with:

i.	the investment objective, policies and restrictions of the Portfolio set forth in the Trust’s Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time;

ii.	the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapter M and Section 817(h) of the Internal Revenue Code (“Code”), including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder;

iii.	any written instructions, policies and guidelines which the Adviser or the Trust’s Board of Trustees may issue from time-to-time, all as from time to time in effect, and

iv.	with all applicable provisions of law, including without limitation all applicable provisions of the 1940 Act the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission (“SEC”) (“SEC Positions”).

b.	In furtherance of and subject to the foregoing, the Subadviser shall make all determinations with respect to the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same.

c.	The Subadviser shall render such reports to the Trust’s Board of Trustees, the Adviser and the Adviser’s Administrator as they may reasonably request from time to time concerning the investment activities of the Portfolio, including without limitation all material as reasonably may be requested by the Trustees of the Trust pursuant to Section 15(c) of the 1940 Act, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Trust’s Board of Trustees, the Adviser and the Administrator at their reasonable request.

d.	Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio’s shareholders, timely direct the Portfolio’s custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.

e.	Absent instructions from the Adviser to the contrary and to the extent provided in the Trust’s Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select, including affiliates of the Subadviser provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act.

f.

To the extent consistent with applicable law and then current SEC Positions and absent instructions from the Adviser to the contrary, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliates. In the selection of brokers or dealers or other execution agents and the placing of orders for the purchase and sale of portfolio investments for the Portfolio, the Subadviser shall seek to obtain for the Portfolio the best execution available. In using its best efforts to obtain for the Portfolio the best execution available, the Subadviser, bearing in mind the Portfolio’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, breadth of the market in the security; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience, execution capability, and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of the Trust and Adviser may determine and applicable law, including any relevant SEC Positions, the Subadviser may cause the Portfolio to pay a broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to the Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion.

g.	Subject to seeking the most favorable price and execution, the Board of Trustees or the Adviser may direct the Subadviser to effect transactions in portfolio securities and other financial instruments through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment. To the extent the Subadviser is directed to use only the specified brokers for the Portfolio, the Trust may pay higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for the Portfolio than would otherwise be the case if the Subadviser used other or multiple brokers.

h.	In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Subadviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times. The Subadviser will furnish copies of such records to the Adviser or the Trust within a reasonable time after receipt of a request from either the Adviser or the Trust. Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

i.	In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons. Further, the Subadviser reviews and shall continue to review, at least annually, its written policies and procedures and the effectiveness of their implementation and shall designate an individual (who is a supervised person) who is responsible for administering such policies and procedures.

j.	The Subadviser shall:

i.	Comply with the Trust’s written compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act;

ii.	Promptly provide to the Adviser copies of its annual compliance review report (or a summary of the process and findings), as well as copies of such items as third-party compliance audits, to the extent not subject to attorney-client privilege;

iii.	Notify the Adviser promptly of any material non-routine investigation, proceeding, or other similar formal disciplinary action from the SEC or other regulators or a Self-Regulatory Organization (“SRO”) relating to the Subadviser’s asset management business and any non-routine examination or inquiry from such regulators or SROs that could reasonably be expected to have a material effect on the Subadviser or the Portfolio;

iv.	Notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) relating directly or indirectly to the Portfolio, the Trust, the Adviser or the Subadviser of which it is aware and actions taken in response to issues or items raised by the SEC, an SRO or other regulators.

k.	The Subadviser shall (1) maintain procedures regarding the use of derivatives, and (2) provide such certifications and reports regarding the use of derivatives, including with respect to asset segregation, as may be reasonably requested by the Trust or the Adviser.

l.	The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Trust, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the Portfolio; and (c) custodian fees and expenses.

m.

The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing of the Portfolio under Section 817(h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter.

n.	The Subadviser shall be responsible for the preparation and filing of Schedules 13D and 13G and Forms 13F (as well as other filings triggered by ownership in securities and other investments under other applicable laws, rules and regulations) on behalf of the Portfolio.

o.	The Subadviser shall, upon request, provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio as necessary, and, use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Subadviser for each security or other investment/asset in the Portfolio for which market prices are not readily available or not reliable. The Subadviser acknowledges that it has received a copy of the Trust’s Pricing Procedures and agrees to comply with the Trust’s Pricing Procedures as in effect from time to time, and provide the services and information required of Subadvisers thereunder with respect to the Portfolio.

p.	The Subadviser will notify the Trust and the Adviser of (i) any assignment of this Agreement or change of control of the Subadviser, as applicable, and (ii) any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser, in each case prior to or promptly after, such change. The Subadviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser. In the case of an assignment of this Agreement or a change in control, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing information statements to existing shareholders of the Portfolio. In the case of changes in key personnel, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing any supplements to the prospectus to existing shareholders of the Portfolio if such changes involve personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser identified in the prospectus or Statement of Additional Information.

q.

The Subadviser may, but is not obligated to, combine or “batch” orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadviser’s and its affiliates’ clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Subadviser’s clients in proportion to the purchase and sale orders placed for each client account on any given day. If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadviser’s order allocation procedures.

r.	In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Trust, other than its Subadvisory Affiliate (as defined below), or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

s.	To assist in performing its duties under this Agreement, the Subadviser is authorized and has engaged its affiliate, Schroder Investment Management North America Limited (the “Subadvisory Affiliate”) to perform investment advisory services for the Portfolio; provided that the Subadviser shall continue to be fully liable and accountable for any acts or omissions of the Subadvisory Affiliates, as if such acts or omissions were its own.

3.    Compensation of the Subadviser. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate set forth in Schedule A hereto. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Adviser is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio’s net assets allocated to the Subadviser by the Adviser shall be computed at the times and in the manner specified in the Trust’s Registration Statement.

4.    Activities of the Subadviser. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired and except as the Subadviser and the Adviser may otherwise agree from time to time in writing before or after the date hereof.

The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 204A-1 of the Advisers Act and Rule17j-1(b) of the 1940 Act.

5.    Use of Names. The Subadviser hereby consents to the Portfolio being named the Schroders Global Multi-Asset Portfolio. The Adviser shall not use the name

“Schroders” and any of the other names of the Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Subadviser shall not use the name of the Trust, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Trust’s name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Adviser recognizes that from time to time directors, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name Schroders or any derivative or abbreviation thereof as part of their name, and that the Subadviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

6.    Liability and Indemnification.

a.

Except as may otherwise be provided by the 1940 Act or any other applicable law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust or the Adviser Indemnitees as a result of any error of judgment or mistake of law by the Subadviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the Subadviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to the Adviser or the Trust by the Subadviser Indemnitees (as defined below) for use therein.

b.	Except as may otherwise be provided by the 1940 Act or any other applicable law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Adviser by a Subadviser Indemnitee for use therein.

7.    Limitation of Trust’s Liability. The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in the Trust’s Charter Documents. The Subadviser agrees that any of the Trust’s obligations shall be limited to the assets of the Portfolio and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Director, officer, employee or agent of or other series of the Trust.

8.    Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of one year and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust’s Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust’s Board of Trustees, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days’ prior written notice to the Subadviser, or by the Subadviser upon 90 days’ prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Advisory Agreement between the Adviser and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act and the rules, regulations and interpretations thereunder. This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Trust’s Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

9.    Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential.

10.    Cooperation with Regulatory Authorities. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

11.    Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.    Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Subadviser shall provide timely instructions directly to the custodian, in the manner and form as required by the agreement between the Trust and the custodian in effect from time to time (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the custodian. The Subadviser shall provide to the Adviser a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio.

13.    Notices. All notices hereunder shall be provided in writing, by facsimile or by e-mail. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Trust:	Brighthouse Funds Trust I One Financial Center Boston, Massachusetts 02111 Attn: Kristi Slavin kslavin@brighthousefinancial.com (e-mail)
If to Adviser:	Brighthouse Investment Advisers, LLC One Financial Center Boston, Massachusetts 02111 Attn: Kristi Slavin kslavin@brighthousefinancial.com (e-mail)
If to Subadviser:	Schroder Investment Management North America Inc. 7 Bryant Park New York, NY 10018 Attn: Legal Department Email: USLegal@schroders.com

14.    Information. The Adviser hereby acknowledges that it and the Trustees of the Trust have been provided with a copy of the Advisory Brochure (Part II) of the Subadviser’s Form ADV.

15.    Miscellaneous. The Trust is an intended third-party beneficiary of this Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Kristi Slavin
President

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

By:	/s/ Mark A. Hementez
Name: Mark A. Hementez
Title: Authorized Signatory

By:	/s/ Shanak Patunik
Name: Shanak Patunik
Title: Authorized Signatory

SCHEDULE A

Percentage of average daily net assets:

0.370% on first $250 million

0.340% on next $500 million

0.310% on next $500 million

0.280% on next $500 million

0.250% on excess over $1.75 billion